UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 22, 2011 (March 10, 2011)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20-4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2011, EV Energy Partners, L.P. (the “Partnership”), EV Energy Finance Corp. (“Finance Corp” and together with the Partnership, the “Issuers”) and certain subsidiaries of the Partnership, as guarantors (the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with the Initial Purchasers as defined therein (the “Initial Purchasers”), pursuant to which the Issuers agreed to sell $300,000,000 in aggregate principal amount of the Issuers 8.0% Senior Notes due 2019 (the “Notes”).  The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The Issuers offered and will issue the Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.  In addition, the Purchase Agreement requires the execution of a registration rights agreement, described below, relating to the Notes.

On March 22, 2011, as a result of the completion of this offering, our borrowing base under our Senior Secured Credit Facility (the “Credit Facility”) was automatically reduced from $700 million to $610 million, or $0.30 for every $1.00 of principal amount of notes outstanding. The Partnership used $291.5 million of the net proceeds from this offering to repay debt outstanding under the Credit Facility.

Indenture

On March 22, 2011, the Issuers entered into an Indenture (the “Indenture”), by and among the Issuers, the Guarantors and U.S. National Bank Association, as trustee (the “Trustee”), in connection with the private placement of the Notes.

Interest and Maturity

On March 22, 2011, the Issuers issued the Notes pursuant to the Indenture in a transaction exempt from registration requirements under the Securities Act.  The Notes were resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.  The Notes will mature on April 15, 2019.  The interest payment dates are each April 15 and October 15, beginning on October 15, 2011.

Optional Redemption

Before April 15, 2014, the Issuers may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of a public or private equity offering at a redemption price of 108.000% of the principal amount of the notes, plus any accrued and unpaid interest to the date of redemption provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such public or private equity offering.

On and after April 15, 2015, the Issuers may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes to be redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage
2015	104.000%
2016	102.000%
2017 and thereafter	100.000%

Prior to April 15, 2015, the Issuers may redeem all or part of the notes at a redemption price equal to the sum of:

(1) the principal amount thereof, plus

(2) the Make Whole Premium, as defined in the Indenture, at the redemption date, plus accrued and unpaid interest, if any, to the redemption date.

Certain Covenants

The Indenture governing the Notes contains covenants that, among other things, limit the Partnership’s ability and the ability of certain of its subsidiaries to: (1) pay distributions on, purchase or redeem its units or purchase or redeem subordinated debt; (2) make investments; (3) incur or guarantee additional indebtedness or issue certain types of equity securities; (4) create certain liens; (5) sell assets; (6) consolidate, merge or transfer all or substantially all of its assets; (7) enter into inter-company agreements that restrict distributions or other payments from the restricted subsidiaries to the Partnership; (8) engage in transactions with affiliates; and (9) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the Notes achieve an investment grade rating from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, many of these covenants will terminate.

Events of Default

The Indenture also contains customary Events of Default.  Each of the following is an “Event of Default:”

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in payment when due of the principal of, or premium, if any, on, the Notes;

(3) failure by the Partnership to comply with the covenant relating to mergers, consolidations or sales of assets or failure by the Company to purchase notes when required pursuant to the asset sale or change of control provisions of the Indenture;

(4) failure by the Partnership for 180 days after notice to comply with its reporting obligations;

(5) failure by the Partnership for 60 days after notice to comply with any of the other agreements in the Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its Guarantors (or the payment of which is guaranteed by the Partnership or any of its Guarantors), whether such indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more, subject to a cure provision.

(7) failure by the Partnership or any of its Guarantors to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

(8) any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee, except, in each case, by reason of the release of such Subsidiary Guarantee in accordance with the indenture; and

(9) certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp., the Partnership or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership.

In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp., the Partnership, any Guarantors of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Partnership, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Registration Rights Agreement

In connection with the issuance of the 2019 Notes, on March 22, 2011, the Issuers, the Guarantors and the initial purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) obligating us to file a registration statement with the Securities and Exchange Commission so that noteholders can exchange the Notes issued in this offering for registered notes having substantially the same terms as the notes and evidencing the same indebtedness as the notes. The Issuers and the Guarantors will use commercially reasonable efforts to cause the exchange to be completed within 400 days after March 22, 2011. The Issuers and the Guarantors will also use commercially reasonable efforts to cause a shelf registration statement for the resale of the notes to become effective if the Issuers cannot effect the exchange offer within the 400-day time period. If the Issuers fail to satisfy these obligations on a timely basis, they will be required to pay additional interest to holders of the Notes

Miscellaneous

The descriptions set forth above are qualified in their entirety by reference to the Purchase Agreement, the Indenture and the Registration Rights Agreement, which are filed with this Current Report on Form 8-K as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 2.03 of this Report.

Item 7.01. Regulation FD Disclosure.

On March 10, 2011, the Partnership issued a press release announcing private offering of senior notes. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On March 17, 2011, the Partnership issued a press release announcing the pricing of the private offering of $300 million of 8.0% senior notes. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

1.1
Purchase Agreement, dated as of March 17, 2011, by and among EV Energy Partners, L.P., EV Energy Finance Corp., the Guarantors named therein and the representatives of the Initial Purchasers named therein.

4.1	Indenture, dated as of March 22, 2011, by and among EV Energy Partners, L.P., EV Energy Finance Corp., the Guarantors named therein and U.S. National Bank Association, as trustee.

4.2
Registration Rights Agreement, dated as of March 22, 2011, by and among EV Energy Partners, L.P., EV Energy Finance Corp., the Guarantors named therein and the representatives of the Initial Purchasers named therein.

99.1	Press Release dated March 10, 2011, regarding announcement of private offering of senior notes.

99.2	Press Release dated March 17, 2011, regarding pricing of private offering of senior notes.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: March 22, 2011	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P.

EXHIBIT INDEX

1.1
Purchase Agreement, dated as of March 17, 2011, by and among EV Energy Partners, L.P., EV Energy Finance Corp., the Guarantors named therein and the representatives of the Initial Purchasers named therein.

4.1	Indenture, dated as of March 22, 2011, by and among EV Energy Partners, L.P., EV Energy Finance Corp., the Guarantors named therein and U.S. National Bank Association, as trustee.

4.2
Registration Rights Agreement, dated as of March 22, 2011, by and among EV Energy Partners, L.P., EV Energy Finance Corp., the Guarantors named therein and the representatives of the Initial Purchasers named therein.

99.1	Press Release dated March 10, 2011, regarding announcement of private offering of senior notes.

99.2	Press Release dated March 17, 2011, regarding pricing of private offering of senior notes.